As filed with the Securities and Exchange Commission on April 22, 2021

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESBANCO, INC.

(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Bank Plaza

Wheeling, West Virginia 26003

(Address of principal executive offices)

WESBANCO, INC.

INCENTIVE BONUS, OPTION AND RESTRICTED STOCK PLAN

(Full title of the plan)

Todd F. Clossin

President and Chief Executive Officer

Wesbanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

(304) 234-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Paul C. Cancilla, Esq. K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222 (412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $2.0833 per share	2,000,000	$36.55(2)	$73,100,000(2)	$7,976

(1)

This amount represents a 2,000,000 share increase in the number of shares of the Registrant’s common stock, $2.0833 par value per share authorized for issuance under the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended and restated. In addition to the shares set forth in the table, this Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the NASDAQ Global Select Market on April 19, 2021, which was $36.55.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Wesbanco, Inc., a West Virginia corporation (the “Corporation” or the “Registrant”), relating to 2,000,000 shares of its common stock, par value $2.0833 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Corporation under the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended and restated (the “Plan”), which Common Stock is in addition to the 1,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on April 20, 2017 (Commission File No. 333-217398), 800,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on May 5, 2010 (Commission File No. 333-166541) and 1,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on August 7, 2003 (Commission File No. 333-107736) and (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Articles of Incorporation of Wesbanco, Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 28, 2020).

4.2	Articles of Amendment to Wesbanco, Inc.’s Restated Articles of Incorporation establishing the Series A Preferred Stock, dated August 6, 2020, filed with the Secretary of State of the State of West Virginia on August 6, 2020 (incorporated by reference to Exhibit 3.1 to Wesbanco, Inc.’s Current Report on Form 8-K, filed August 11, 2020).

4.3	Bylaws of Wesbanco, Inc. (as Amended and Restated March 24, 2020) (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2020).

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on April 21, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 22nd day of April, 2021.

WESBANCO, INC.

By:	/s/ Todd F. Clossin
Todd F. Clossin
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Todd F. Clossin and Robert H. Young and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on April 22, 2021:

Signature	Title

/s/ Todd F. Clossin	President, Chief Executive Officer & Director
Todd F. Clossin	(Principal Executive Officer)

/s/ Robert H. Young	Senior Executive Vice President &
Robert H. Young	Chief Financial Officer
(Principal Financial Officer)

/s/ Daniel K. Weiss, Jr.	Senior Vice President &
Daniel K. Weiss, Jr.	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Stephen J. Callen	Director
Stephen J. Callen

/s/ James W. Cornelsen	Director
James W. Cornelsen

/s/ Michael J. Crawford	Director
Michael J. Crawford

/s/ Christopher V. Criss	Director
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director
Abigail M. Feinknopf

/s/ Robert J. Fitzsimmons	Director
Robert J. Fitzsimmons

/s/ D. Bruce Knox	Director
D. Bruce Knox

/s/ Lisa A. Knutson	Director
Lisa A. Knutson

/s/ Gary L. Libs	Director
Gary L. Libs

/s/ Jay T. McCamic	Director
Jay T. McCamic

/s/ F. Eric Nelson, Jr.	Director
F. Eric Nelson, Jr.

/s/ Gregory S. Proctor, Jr.	Director
Gregory S. Proctor, Jr.

/s/ Joseph R. Robinson	Director
Joseph R. Robinson

/s/ Denise Knouse-Snyder	Director
Denise Knouse-Snyder

/s/ Kerry M. Stemler	Director
Kerry M. Stemler

/s/ Reed J. Tanner	Director
Reed J. Tanner